UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 4, 2006

iStar Financial Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)

1114 Avenue of the Americas, 27th Floor
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) Appointment of Principal Officers

As of December 4, 2006, Nicholas A. Radesca will be serving as Chief Accounting Officer of iStar Financial Inc. (the “Company”).  Mr. Radesca, age 41, comes to the Company from Fannie Mae, the country’s largest mortgage provider,  where he served as Vice President, Financial Reporting since March 2005.  From 2002 through 2005, Mr. Radesca was a Director of External Reporting and Accounting Policy at Del Monte Foods Company.  Prior to that, he served as Vice President at Providian Financial Corporation and as Financial Director, Assistant Vice President at Bank of America.  Throughout his career, Mr. Radesca has held various technical accounting and finance roles.

Mr. Radesca holds a BS in accounting from New York Institute of Technology and an MBA in Finance from The California State University, Hayward.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date: December 6, 2006	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer

Date: December 6, 2006	By:	/s/ Catherine D. Rice
Catherine D. Rice
Chief Financial Officer